Exhibit 10.20

[CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED
AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.]

THIRD AMENDMENT
TO THE
MARKETING
AND
ADMINISTRATIVE SERVICES AGREEMENT

THIS THIRD AMENDMENT TO THE MARKETING AND ADMINISTRATIVE SERVICES AGREEMENT, hereinafter referred to as the “Second Amendment,” is effective on this 1st day of April, 2005, by and between EDUCATION LENDING SERVICES, INC., a Delaware corporation, formerly known as “Grad Partners, Inc.,” doing business as the “Consolidation Assistance Program,” hereinafter referred to as “ELServices,” having its principal place of business at 12760 High Bluff Drive, Suite 210, San Diego, California 92130, and RELIANT PARTNERS LLC, a California limited liability company, hereinafter referred to as “Marketer,” having its business address as 11526 Sorrento Valley Road, Suite A-1, San Diego California 92121.

RECITALS

WHEREAS, ELServices and Marketer desire to amend the Marketing and Administrative Services Agreement between the parties, dated December 1, 2001, as amended by the First Amendment, dated April 1, 2002, Letter Agreement, executed February 7, 2003, and as amended by the Second Amendment, dated November 1, 2004, hereinafter, collectively referred to as the “Marketing Agreement,” to grant exclusivity to ELServices for one (1) year, to increase the Marketing Fee payment, and to include privacy law, independent contractor, and publicly trade company information.

WHEREAS, ELServices desires Marketer to exclusively market on behalf of ELServices FFELP Loans, Consolidation Loans and private Loan to Learn™ loans offered by ELServices, or its affiliates, (“Private Loan to Learn™ Loans”) to current and prospective customers of Marketer in the form of leads for Private Loan to Learn™ Loans; and

WHEREAS, Marketer desires to exclusively market on behalf of ELServices the FFELP Loans, Consolidation Loans, and Private Loan to Learn™ Loans offered by or through ELServices, or its affiliates, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.    MARKETING ACTIVITIES AND SERVICES.

1.1    As to the List of Marketing Activities and Services, Exhibit 1.2 is amended as set forth on Attachment “A” to this Third Amendment.

2.    MARKETING SERVICES.

2.1     Paragraph 1.1 of Section 1 of the Marketing Agreement is hereby amended in its entirety as follows:

“1.1         Marketer shall exclusively market, for a one (1) year period, beginning on April 15, 2005 and expiring on April 14, 2006, to all of its current and prospective customers utilizing its Website and direct marketing activities the FFELP Loans, Consolidation Loans and authorized under Sections 427 and 428 of the Higher Education Act of 1965, as amended (hereinafter referred to as the “Act”), and Private Loan to Learn™ Loans that are offered by and meet ELService’s FFELP Loan, Consolidation Loan, and Private Loan to Learn™ Loan criteria. Marketer agrees that it will not use the loan applications of ELServices or its affiliates for any FFELP Loan or Consolidation Loan not meeting such loan criteria or for any other FFELP lender during the term of this Agreement.”

3.    COMPENSATION TO MARKETER.

3.1    Beginning on the effective date of this Amendment, the amount of the Marketing Fee set forth in Exhibit 2.1 attached to the Marketing Agreement, for a compound Consolidation Loan Application shall be [**].

3.2    Paragraph 3.4 of the Second Amendment to the Marketing Agreement is hereby amended in its entirety as follows:

Funded Private Loans. For purposes of this Agreement, a “Funded Private Loan” for a Private Loan to Learn™ Loan shall mean a private loan application received and processed by ELServices or its third party lender wherein the third party lender has funded the Private Loan to Learn™ Loan on behalf of the respective borrower. All compensation due Marketer for Funded Private Loans shall be paid within forty-five (45) days after the end of the prior calendar quarter during the term of this Agreement for which a payment is due Marketer. Each quarterly payment shall be accompanied by a report indicating the number of Funded Private Loans for which ELServices received payment from its third party lender resulting from the marketing and administrative activities of Marketer for the respective prior calendar quarter period.”

4.    PRIVATE LOAN TO LEARN™ LOAN MARKETING FEES.

4.1    The words “Private Consolidation Loan(s)” contained in the Marketing Agreement is hereby removed and replaced with the words “Private Loan to Learn™ Loans” effective the date of this Third Amendment.

** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.    COMPLIANCE.

5.1    Paragraph 4.2 is hereby added to Section 4 of the Marketing Agreement as follows:

“4.2        Marketer represents and shall ensure that all of its marketing activities hereunder, including, but not limited to its marketing materials and internet sites, comply with Regulations B, P and Z, and all other applicable federal and state laws and regulations governing the disclosure of consumer credit terms and privacy matters, as the same are in effect at the time. For purposes of this Agreement, “Regulation B” means the federal regulations governing the Equal Credit Opportunity Act as it appears in Title 12, Code of Federal Regulations, Part 202, “Regulation P” means the federal regulations governing the Privacy of Consumer Financial Information as it appears in Title 12, Code of Federal Regulations, Part 216, and “Regulation Z” means the federal regulations governing the Truth in Lending Act as it appears in Title 12, Code of Federal Regulations, Part 226, as each may be amended from time to time. Failure of Marketer to comply with the foregoing provisions is a material breach of this Agreement and subject to the termination provisions set forth in Section 5 below.”

6.    TERM AND TERMINATION.

6.1    Paragraph 5.2 of Section 5 of the Marketing Agreement is hereby amended in its entirety as follows:

“5.2        At the end of any calendar quarter during the term hereof beginning with the third (3rd) calendar quarter of year 2005, the average loan balance of all Completed Applications received from Marketer by CAP for such quarter period is less than THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000.00);”

7.    INDEPENDENT CONTRACTOR.

6.1    Section 22, along with Paragraph 22.1 is hereby added to the Marketing Agreement as follows:

“22.1      The parties intend that the Marketer shall be an independent contractor and not an employee of CAP. This Agreement shall be construed and interpreted for all purposes in a manner necessary to carry out such intent. Marketer shall be free to exercise independent judgment as to the time and manner in which Marketer performs Marketer’s services hereunder. Marketer may use independent contractors and/or Registered Representatives to fulfill its obligations under this Agreement. Provided, however, Marketer shall bind any and all such contractors and Registered Representatives to the terms of this Agreement in writing. ELServices may, from time to time, prescribe rules and regulations with respect to the conduct of the business covered hereby, provided such rules and regulations shall not interfere with Marketer’s free exercise of independent judgment as set forth above. Marketer shall be responsible for providing worker’s compensation insurance for Marketer’s employees and agents, if any, and shall hold harmless, defend and indemnify ELServices from and against any and all claims arising out of any injury, disability, or death of any of Marketer’s employees or agents. Marketer is responsible for paying when due all income and other taxes including estimated taxes, incurred as a result of the compensation paid by ELServices to Marketers for services under this Agreement.”

8.    PUBLICLY TRADED COMPANY.

8.1    Section 23, along with Paragraph 23.1 is hereby added to the Marketing Agreement as follows:

“23.1      Marketer hereby acknowledges that it is aware that the parent of ELServices, being “Education Lending Group, Inc.,” is a wholly owned subsidiary of CIT Group Inc., a publicly traded entity subject to the United States Securities Laws which prohibits any person who has received from an issuer (i.e., CIT Group Inc.) or its affiliates material nonpublic information from purchasing or selling securities of such issuer or from communicating such information to any other party under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.”

9.    MARKETING AGREEMENT.

9.1    Except as amended by this Third Amendment to the Marketing Agreement, the terms and conditions of the Marketing Agreement, the First Amendment, the Letter Agreement and the Second Amendment shall remain in full force and effect between ELServices and Marketer and are incorporated herein by this reference.

IN WITNESS THEREOF, the parties have executed this Third Amendment to the Marketing and Administrative Services Agreement effective on the date first set forth above.

ELServices:	Marketer:

EDUCATION LENDING SERVICES, INC. a Delaware corporation	RELIANT PARTNERS LLC a California limited liability company

By: /s/ Douglas L. Feist	By: /s/ Les Powell
DOUGLAS L. FEIST Senior Executive Vice President and Secretary	LES POWELL Chief Operating Officer

ATTACHMENT “A”

EXHIBIT “1.2”
(As amended for additional services)

LIST
OF
MARKETING ACTIVITIES AND SERVICES

11.    Provide prospective applicants (i.e. students and parents) with:

•	Comparative cost and benefit analysis forecasting the long term financial impact of various consolidation options and benefit programs.
•	Private consumer debt seeking refinancing options.
•	Financing options to pursue higher education
•	Detailed advice concerning the FASFA application process and PLUS and Stafford program terms and application processes.
•	Advice on how to build credit scores through consolidation, (debt to income information).
•	Extensive deferment and forbearance consultations.
•	Perkins loan forgiveness referrals for those consumers who appear to qualify and are not knowledgeable of possible forgiveness alternatives.